THIRD AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT AND LIMITED CONSENT
This THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND LIMITED CONSENT (this “Amendment”) is dated as of December 5, 2011, and is made with respect to that certain Amended and Restated Credit Agreement, dated as of June 4, 2010 (as amended prior to the date hereof, the “Credit Agreement”; unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Credit Agreement), by and among NATIONAL BEEF PACKING COMPANY, LLC, a Delaware limited liability company (the “Existing Borrower”), CERTAIN OF ITS SUBSIDIARIES, as Loan Parties, the LENDERS PARTY THERETO (each individually, a “Lender” and collectively, the “Lenders”), and COBANK, ACB, as agent for the Lenders, the Issuers and the Swing Line Lender (in such capacity, the “Agent”).
RECITALS:
WHEREAS, the Existing Borrower, the Lenders and the Agent are parties to the Credit Agreement;
WHEREAS, the Existing Borrower desires to redeem a portion of its outstanding Equity Interests;
WHEREAS, the Existing Equity Holders have entered into that certain Membership Interest Purchase Agreement, dated as of December 5, 2011 (the “Leucadia Purchase Agreement”), among Leucadia National Corporation, a New York corporation (“Leucadia”), the Existing Borrower and the Existing Equity Holders, pursuant to which, among other things, Leucadia will, on the Third Amendment Effective Date (as defined in Section 5 below), purchase from the Existing Equity Holders not less than 75% of the issued and outstanding membership interests of the Existing Borrower and promptly after such purchase by Leucadia an entity controlled by Timothy M. Klein will purchase membership interests in the Existing Borrower from Leucadia (the “Leucadia Transaction”);
WHEREAS, (i) prior to the consummation of the Leucadia Transaction, the Existing Borrower desires to (a) form a new wholly-owned subsidiary (“PA Newco”), (b) contribute certain assets relating to its business operations in Pennsylvania into PA Newco, and (c) cause PA Newco to become a party to the Credit Agreement as a Borrower, and (ii) after the consummation of the Leucadia Transaction, the Existing Borrower will distribute all of the equity interests of PA Newco to the members of the Existing Borrower; and
WHEREAS, the Existing Borrower has requested that the Lenders (i) consent to the Leucadia Transaction and agree that no Change of Control shall be triggered as a result of the Leucadia Transaction because of the amendments set forth below, (ii) agree to the addition of PA Newco as a “Borrower” and (iii) agree to amend the Credit Agreement in certain respects as provided herein, and the Lenders are willing to do so subject to the applicable conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound,

and incorporating the above-defined terms herein, the parties hereto agree as follows:
1.Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement shall have their defined meanings when used herein.
2.Amendments to the Credit Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 5 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained herein, the Credit Agreement shall be amended in the manner provided in this Section 2.
(a)    Cover Page. The cover page attached to the Credit Agreement is hereby amended by replacing “CERTAIN OF ITS SUBSIDIARIES,” with “NATIONAL BEEF PENNSYLVANIA, LLC, CERTAIN OF THEIR RESPECTIVE SUBSIDIARIES,”.
(b)    Introductory Paragraph. The introductory paragraph of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:
THIS AMENDED AND RESTATED CREDIT AGREEMENT (as amended, amended and restated, supplemented, renewed or otherwise modified from time to time, this “Agreement”) is made as of June 4, 2010, by and between NATIONAL BEEF PACKING COMPANY, LLC, a Delaware limited liability company (“National Beef”), NATIONAL BEEF PENNSYLVANIA, LLC, a Delaware limited liability company (“PA Newco” and together with National Beef and their successors as permitted herein, collectively and each individually the “Borrower”), certain of their respective Subsidiaries, as Subsidiary Loan Parties, the lenders from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH and U.S. BANK NATIONAL ASSOCIATION, as Documentation Agents, BANK OF AMERICA, N.A. and BANK OF MONTREAL, as Syndication Agents, and COBANK, ACB, an agricultural credit bank (“CoBank”), as Lead Arranger, Sole Bookrunner, Swing Line Lender and administrative agent for the Lenders, the Issuers and the Swing Line Lender hereunder (in its capacity as administrative agent, together with its successors and assigns in such capacity, the “Agent”).
(c)    Amended Definitions. The following definitions in Section 1.2 of the Credit Agreement shall be and they hereby are amended in their entirety to read as follows:
“$150 Million Basket” has the meaning set forth in Section 10.10 hereof as in effect immediately prior to the Third Amendment Effective Date.
“Borrower” has the meaning set forth in the introduction hereof. References in this Agreement to the Borrower and its Subsidiaries on a consolidated basis or covenants regarding the Borrower that are tested on a consolidated basis, shall always refer to National Beef, PA Newco and their Subsidiaries, taken as a whole.
“Equity Distribution” means any dividend or other distribution (whether in cash, securities or other property) with respect to any membership interest or other equity interest in the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such membership or other equity interest or of any option, warrant or other right to acquire any such membership or other equity interest; provided, that no redemption, conversion or reclassification of any equity interest in connection with the Leucadia Transaction or the Permitted PA Restructuring shall be deemed to be an Equity Distribution for purposes of this Agreement.
“Existing Equity Holders” means, collectively, (a) prior to the consummation of the KleinCos Equity Distribution and the Leucadia Transaction, US Premium Beef, TKK Investments, LLC, TMKCo, LLC and NBPCo Holdings, and (b) from and after the consummation of the Leucadia Transaction and the PA Newco Distribution, with respect to National Beef and PA Newco, respectively, Leucadia and any Subsidiary wholly-owned, directly or indirectly, by Leucadia, TMK Holdings, US Premium Beef and NBPCo Holdings.
“Fiscal Year” means the Borrower’s fiscal year, which shall be the twelve month period ending on the last Saturday in December, 2012 and each year thereafter; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “Fiscal Year 2012”) refer to the Fiscal Year ending on the last Saturday in December of such calendar year; provided, however, that (a) “Fiscal Year” as it refers to Fiscal Year 2011 or earlier shall mean the twelve month period ending on the last Saturday in August of such year and (b) for purposes of determining compliance with Section 10.6(d) and Section 10.12, during the period from and after the last Saturday in August, 2011 to and including the last Saturday in December, 2011 the amounts permitted with respect to such Section shall be an amount equal to one-third (1/3) of the amount otherwise specified in such Sections.
“Fixed Charge Coverage Ratio” means , as of the end of any fiscal quarter, the ratio of (a) the result of (x) EBITDA during the eight consecutive fiscal quarters then ended, less (y) Net Capital Expenditures during such eight fiscal quarter period, plus (z) the Suppressed Availability Amount as of the last day of the fiscal quarter then ended, to (b) the sum of (i) the aggregate amount of all scheduled payments of principal of and interest on Funded Debt during such eight fiscal quarter period, (ii) Borrower’s consolidated cash income taxes incurred and paid during such eight fiscal quarter period and (iii) Equity Distributions made by Borrower during such eight fiscal quarter period (other than (x) the KleinCos Equity Distribution, (y) Equity Distributions permitted under the $150 Million Basket, and (z) up to $8,000,000 in Equity Distributions made by Borrower pursuant to the terms of the Consent to Sixth Amended and Restated Credit Agreement dated May 27, 2010).
“Funded Debt” means, for any date of determination, the then outstanding principal amount of all of the Borrower’s consolidated interest-bearing Indebtedness

(including without limitation, capitalized leases) plus the then undrawn amount of all outstanding letters of credit (including without limitation, the LCs); provided, however, that (a) LCs or indemnity obligations issued to support other Indebtedness shall not be included in Funded Debt to the extent that such other Indebtedness is, itself, included in Funded Debt; (b) the Borrower’s membership interests subject to redemption rights shall not be included in Funded Debt; and (c) the Borrower’s obligations under deferred compensation plans shall not be included in Funded Debt.
“Total Liabilities” means, as of any date of determination, all obligations of Borrower and its consolidated Subsidiaries required by GAAP to be classified as liabilities upon the balance sheet of such persons, including the aggregate amount of all Indebtedness, liabilities (including tax and other proper accruals) and reserves of such persons. For the avoidance of doubt, the conversion or reclassification of equity interests in connection with the consummation of the Leucadia Transaction (howsoever described) including as a result of the exercise of any put rights shall not be deemed to be part of Total Liabilities for purposes of this Agreement.
(d)    New Definitions. The following definitions shall be and they hereby are added to Section 1.2 of the Credit Agreement in alphabetical order:
“Fiscal Quarter” or “fiscal quarter” means each three month fiscal period of the Borrower ending on the last Saturday in March, June, September and December of each year.
“KleinCos Equity Distributions” means the Equity Distributions required to be made on the Third Amendment Effective Date as a result of the exercise of certain put rights of TKK Investments, LLC and TMKCo, LLC, each a Missouri limited liability company controlled by Timothy M. Klein, in an aggregate amount not to exceed $80,000,000.
“Leucadia” means Leucadia National Corporation, a New York corporation, and its successors.
“Leucadia Purchase Agreement” means that certain Membership Interest Purchase Agreement, dated as of December 5, 2011, among, inter alios, Leucadia, National Beef and US Premium Beef, as the same may be amended, supplemented or otherwise modified from time to time; provided any such amendment, supplement or modification that would reasonably be expected to be adverse to the interests of the Lenders in any material respect shall have been approved in writing by the Agent in its reasonable discretion.
“Leucadia Transaction” means the transactions contemplated by the Leucadia Purchase Agreement.
“National Beef” has the meaning set forth in the introduction hereof.

“NB LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of National Beef, dated on or about Third Amendment Effective Date, 2011, as the same may be amended, amended and restated, supplemented, renewed or otherwise modified from time to time in accordance with Section 10.11.
“NBPCo Holdings” means NBPCo Holdings, LLC, a South Dakota limited liability company, and its successors.
“PA LLC Agreement” means the Limited Liability Company Agreement of PA Newco, dated on or about November 29, 2011, as the same may be amended, amended and restated, supplemented, renewed or otherwise modified from time to time in accordance with Section 10.11.
“PA Newco” has the meaning set forth in the introduction hereof.
“PA Newco Distribution” means the distribution by National Beef of the equity interests of PA Newco to the members of National Beef, in each case, in accordance with the terms of the PA Restructure Documents.
“PA Restructure Documents” means, collectively, the PA LLC Agreement and the related documents executed in connection with the formation of PA Newco and distribution of the equity interests of PA Newco as contemplated by the Leucadia Purchase Agreement.
“Permitted PA Restructuring” means, in connection with the Leucadia Transaction, (a) the formation of PA Newco by National Beef, (b) the contribution by National Beef of certain assets relating to its business operations in Pennsylvania into PA Newco, and (c) the PA Newco Distribution.
“Third Amendment Effective Date” means the date on which all of the conditions to the effectiveness of the Third Amendment To Amended And Restated Credit Agreement and Limited Consent have been satisfied or have otherwise been waived by the Lenders (or at least the required percentage thereof).
“TMK Holdings” means TMK Holdings, LLC, a Missouri limited liability company, and its successors.
(e)    Financial Statements. Clauses (b) and (c) of Section 9.1 of the Credit Agreement shall be and they hereby are amended and restated in their entirety to read as follows:
(b)    (1) as soon as practicable and in any event within thirty (30) days after the end of the period of four fiscal months ending on the last Saturday in December 2011, combined and consolidated statements of income and retained earnings for such period; a combined and consolidated balance sheet as of the end of such period and copies of statements of cash flow and (2) as soon as practicable and in any event within thirty (30) days after the end of the first fiscal quarter of

2012 and each fiscal quarter thereafter (i) combined and consolidated statements of income and retained earnings for such fiscal quarter and for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter, and a combined and consolidated balance sheet as of the end of such fiscal quarter, setting forth, with respect to the first fiscal quarter of 2012 and each fiscal quarter thereafter, in each case in comparative form, figures for the corresponding periods in the preceding Fiscal Year, all in reasonable detail and certified as accurate by the chief financial or other authorized officer, subject to changes resulting from normal year-end adjustments, (ii) copies of statements of cash flow, and (iii) a compliance certificate of the chief financial or other authorized officer of the Borrower in substantially the form attached as Exhibit 9A (the “Compliance Certificate”);
(c)    as soon as practicable and in any event within one hundred twenty (120) days after the end of each Fiscal Year, (i) audited combined and consolidated statements of income, retained earnings and changes in the financial condition for each year, and a combined and consolidated balance sheet for such year, setting forth, with respect to Fiscal Year 2012 and each Fiscal Year thereafter, in each case, in comparative form, corresponding figures as of the end of the preceding Fiscal Year, all in reasonable detail and satisfactory in scope to the Agent and certified to the Borrower by KPMG LLP or such other independent public accountants as are selected by the Borrower and satisfactory to the Agent, whose opinion shall be in scope and substance satisfactory to the Agent, (ii) a true and complete copy of the management letter from KPMG LLP or such other independent public accountants as are selected by the Borrower and satisfactory to the Agent, in connection with such audited financial statements; and (iii) a Compliance Certificate; and
(f)    Consolidations, Mergers or Acquisitions. Section 10.2 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:
10.2    Consolidations, Mergers or Acquisitions.
None of the Borrower nor any of its Subsidiaries shall recapitalize or consolidate with, merge with, or otherwise acquire all or substantially all of the assets or properties of any other Person, other than the Permitted PA Restructuring; provided, however, that (a) PA Newco and any Subsidiary of the Borrower shall be permitted to consolidate or merge with (i) National Beef, provided that National Beef shall be the continuing or surviving Person or (ii) any one or more other Subsidiaries of the Borrower, provided, that, in the event of a consolidation or merger with a Loan Party, the Loan Party shall be the continuing or surviving Person, and (b) the Borrower may make acquisitions, so long as no Default or Matured Default is then continuing or would occur as a result of such transaction, the Funded Debt to EBITDA Ratio on a pro forma basis after giving effect to such acquisition (based on assumptions and projections acceptable to the Agent) shall not exceed 2.50 to 1.00 and the Borrower shall otherwise be in pro forma compliance (based on assumptions and projections acceptable to the Agent) with the financial covenants set forth in Sections 9.16 and 9.18. For the avoidance of doubt, no conversion or reclassification of the Borrower’s or any of its Subsidiaries’ membership interests in connection with the Leucadia Transaction shall be deemed to be a recapitalization for purposes of this Agreement.
(g)    Indebtedness. Clause (g) of Section 10.4 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:
(g) in the case of the Borrower, the Borrower’s membership interests subject to redemption rights to the extent classified as debt and obligations arising from the exercise of those redemption rights;
(h)    Disposition of Property. Section 10.6 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:
10.6    Disposition of Property.
None of the Borrower nor any of its Subsidiaries shall sell, lease, transfer or otherwise dispose of any of its properties, assets or rights, to any Person, except (a) sales or other dispositions of Inventory or obsolete Equipment in the ordinary course of the Borrower’s or its Subsidiaries’ business (as applicable), (b) as permitted in the Security Agreement, (c) in connection with the Permitted PA Restructuring and (d) sales, transfers, dispositions of assets other than as set forth above of up to $5,000,000 (on a combined basis for the Borrower and its Subsidiaries) during any single Fiscal Year. The Agent hereby covenants that upon the sale or disposition of any asset permitted hereunder it shall release its Lien on such asset.
(i)    Equity Distributions. Section 10.10 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:
10.10    Equity Distributions.
None of the Borrower nor any of its Subsidiaries shall directly or indirectly, make any Equity Distributions, except that (a) the Borrower may make quarterly distributions to its Members in respect of Borrower’s taxable income, in amounts proportionate to the respective percentage interests of each of such Member so that each such Member shall have received an amount equal to 54% of such Member’s share of the Borrower’s net taxable income for the relevant quarter (subject to any increase in accordance with the terms of the NB LLC Agreement and the PA LLC Agreement, respectively) (the “Permitted Taxable Distribution Amount”), provided that if the aggregate distribution made during any calendar year exceeds the Permitted Taxable Distribution Amount, then the excess distribution for such tax year shall be applied to the permitted distributions for the immediately subsequent quarters, Dollar-for-Dollar, until all such excess has been applied to future permitted distributions, (b) in connection with the consummation of the Leucadia Transaction, the Borrower may make (i) distributions required to complete the Permitted PA

Restructuring and (ii) the KleinCos Equity Distributions, and (c) the Borrower may make additional Equity Distributions (the “Additional Equity Distributions”), so long as (i) no Default or Matured Default has occurred and is continuing or would be caused thereby, (ii) the Borrower shall be in pro forma compliance (based on assumptions and projections acceptable to the Agent) with the Fixed Charge Coverage Ratio after giving effect to such Equity Distribution and (iii) to the extent such Additional Equity Distributions shall be made with IPO Proceeds, subject to any concurrent mandatory prepayment required to be made pursuant to Section 4.4(b)(ii).
(j)    Right to Cure. Clause (c) of Section 11.3 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:
(c) only four (4) Equity Cure Issuances may be made during the term of this Agreement, and
(k)    Liabilities Joint and Several. Section 13.32 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:
13.32    Liabilities Joint and Several.
Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Lenders the prompt payment and performance by each other Borrower of, all Liabilities and all agreements under the Financing Documents. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and performance and not of collection, that such obligations shall not be discharged until the Liabilities have been paid in full, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Liabilities or Financing Document, or any other document, instrument or agreement to which any Loan Party is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Financing Document, or any waiver, consent or indulgence of any kind by the Agent or the Lenders with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Liabilities or any action, or the absence of any action, by the Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Loan Party; (e) any election by any Lender in any bankruptcy proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of the Agent or any Lender against any Loan Party for the repayment of any Liabilities under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except the effect of any applicable statute of limitations or the payment in full of the Liabilities.

(l)    Waiver of Farm Credit Rights. The following shall be and it hereby is added to the Credit Agreement as Section 13.36:
13.36    Waiver of Farm Credit Rights.
THE BORROWER ACKNOWLEDGES AND AGREES THAT, TOGETHER WITH ITS LEGAL COUNSEL, IT HAS REVIEWED ALL RIGHTS THAT IT MAY OTHERWISE BE ENTITLED TO WITH RESPECT TO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS UNDER THE SECTIONS OF THE AGRICULTURAL CREDIT ACT OF 1987 DESIGNATED AS 12 U.S.C. SECTIONS 2199 THROUGH 2202E AND THE IMPLEMENTING FARM CREDIT ADMINISTRATION REGULATIONS AS SET FORTH IN 12 C.F.R. SECTIONS 617.7000 THROUGH 617.7630 (INCLUDING THOSE PROVISIONS WHICH AFFORD THE BORROWER CERTAIN RIGHTS AND IMPOSE ON THE AGENT AND LENDERS CERTAIN DUTIES WITH RESPECT TO THE COLLECTION OF ANY AMOUNTS OWING HEREUNDER OR THE FORECLOSURE OF THE SECURITY INTEREST OF THE AGENT ON THE COLLATERAL, OR WHICH REQUIRE THE AGENT OR ANY LENDER TO DISCLOSE TO THE BORROWER THE NATURE OF ANY SUCH RIGHTS OR DUTIES), AND THAT IT KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL SUCH RIGHTS. NOTHING CONTAINED IN THIS SECTION NOR THE DELIVERY TO THE BORROWER OF ANY SUMMARY OF ANY RIGHTS UNDER, OR ANY NOTICE PURSUANT TO, THE AGRICULTURAL CREDIT ACT OF 1987 SHALL IN ANY WAY BE DEEMED TO BE, OR BE CONSTRUED TO IN ANY WAY INDICATE, THE DETERMINATION OR AGREEMENT BY THE BORROWER, THE AGENT, ANY LENDER OR ANY VOTING PARTICIPANT THAT THE AGRICULTURAL CREDIT ACT OF 1987, OR ANY RIGHTS THEREUNDER, ARE OR WILL IN FACT BE APPLICABLE TO THE BORROWER, THE CREDIT EXTENSIONS OR THE FINANCING DOCUMENTS.
(m)    Exhibit 9A. Exhibit 9A attached to the Credit Agreement shall be and it hereby is replaced in its entirety with Exhibit 9A attached to this Amendment.
3.    Limited Consent. Subject only to the consummation of the Leucadia Transaction and the occurrence of the Third Amendment Effective Date, the Required Lenders hereby consent to the Leucadia Transaction and agree that no Change of Control shall be triggered as a result of the consummation of the Leucadia Transaction because of the amendments set forth herein. By its signature below, each Loan Party agrees that, except as expressly provided herein, nothing herein shall be construed as (a) a waiver or continuing waiver or amendment of any provision of the Credit Agreement or any other Financing Document or (b) a waiver of any Default or Matured Default now existing or hereafter arising under the Credit Agreement or any other Financing Document. The consent contained herein is a limited one-time consent, and nothing contained herein shall obligate the Lenders to grant (i) any additional or future consent with respect to any provision of the Credit Agreement or any other Financing Document or (ii) any waiver of any Default or Matured Default now existing or hereafter arising under the Credit Agreement or any other Financing

Document.
4.    Representations and Warranties; Acknowledgments. In order to induce the Agent and the Lenders to enter into this Amendment, each Loan Party hereby (a) represents and warrants to the Agent and the Lenders that (i) it has duly authorized, executed and delivered this Amendment, (ii) no consent, approval, exemption, order or authorization of, or a registration or filing with, any Governmental Authority, regulatory body or any other third party is required for the due execution, delivery and performance of this Amendment by such Loan Party, other than such consents, approvals, exemptions, orders or authorizations that have already been obtained, (iii) the representations and warranties of such Loan Party set forth in the Credit Agreement and the other Financing Documents are true and correct in all material respects (unless stated to relate solely to an earlier date, in which case the representations and warranties are true and correct as of such earlier date) and (iv) no Default or Matured Default has occurred and is continuing or exists, (b) acknowledges and agrees that, except as expressly provided herein, the Credit Agreement and each of the other Financing Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect; (c) ratifies and reaffirms its obligations under, and acknowledges, renews and extends its continued liability under, the Credit Agreement and each other Financing Document to which it is a party; and (d) ratifies and reaffirms all of the Liens securing the payment and performance of the Secured Liabilities (as defined in the Security Agreement).
5.    Conditions to Effectiveness. This Amendment shall be effective on the date (the “Third Amendment Effective Date”) when the following conditions shall have occurred:
(a)    The Agent shall have received each of the following documents, each of which shall be reasonably satisfactory to the Agent in form and substance:
(i)    from each Loan Party and the Required Lenders, executed counterparts of this Amendment, signed on behalf of such party or written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page to this Amendment) that such party has signed a counterpart of this Amendment;
(ii)    counterparts to the attached Consent and Acknowledgment of Subsidiary Loan Parties, duly executed by each Subsidiary Loan Party;
(iii)    the Fee Letter, dated as of the date hereof, by and between the Borrower and the Agent; and
(iv)    such other documents as the Agent or any Lender (acting through the Agent) may reasonably request on or before the date falling three (3) days prior to the Third Amendment Effective Date.
(b)    PA Newco shall have delivered each of the following to the Agent, each of which shall be satisfactory to the Agent in form and substance:
(i)    an executed Joinder Agreement whereby PA Newco agrees to become a Borrower and a Grantor for all purposes under the Credit Agreement and the other Financing

Documents and grants a security interest in favor of the Agent in all Collateral in accordance with the Financing Documents;
(ii)    each UCC financing statement required by the Financing Documents or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent a perfected Lien on the personal property Collateral of PA Newco; and
(iii)    an amendment to the Pennsylvania Mortgage to the extent required to reflect the ownership of the real property subject thereto by PA Newco and such other documents in connection therewith as Agent shall require.
(c)    The Agent shall have received a fully executed copy of the Leucadia Purchase Agreement, which shall be, in form and substance, satisfactory to the Agent and the transactions contemplated thereby shall have been consummated in accordance with the terms of the Leucadia Purchase Agreement without waiver or amendment of any term or condition thereof that would reasonably be expected to be adverse to the interests of the Lenders in any material respect without the prior consent of the Agent (such consent not to be unreasonably withheld or delayed).
(d)    PA Newco and each Loan Party shall have delivered to the Agent a secretary’s certificate (or substantively similar document reasonably acceptable to the Agent) which shall include, either directly or by incorporated attachments, (a) certifications as to the incumbency of PA Newco’s or such Loan Party’s officers, together with specimen signatures of those officers who will have the authority to execute documents on behalf of PA Newco or such Loan Party, respectively and (b) true and complete copies of (i) PA Newco’s or such Loan Party’s articles or certificate of incorporation, organization, or formation; (ii) PA Newco’s or such Loan Party’s bylaws, operating agreement, partnership agreement or other organizational documents; (iii) resolutions of the appropriate governing body or board authorizing the transactions contemplated herein and (iv) good standing certificates from the jurisdiction of organization of PA Newco and each Loan Party.
(e)    The Agent shall have received the favorable, written opinion of counsel to the Loan Parties and PA Newco, as well as any relevant local counsel to the Loan Parties, as to PA Newco’s and each of the Loan Parties’ status and the legal and binding effect of the transactions contemplated by this Amendment and any of the other Loan Documents executed in connection herewith.
(f)    The Borrower shall have paid to the Agent for the benefit of each Lender that provides its executed signature page to this Amendment no later than November 14, 2011, an amendment fee equal to 0.10% of such Lender’s Commitment, which shall be fully earned and nonrefundable on the date hereof.
(g)    The representations and warranties of the Loan Parties set forth in Section 4 of this Amendment shall be true and correct in all material respects.
(h)    No Default or Matured Default shall have occurred and be continuing or shall exist.
(i)    The Agent shall have received the amounts separately agreed upon in the Fee Letter described in Section 5(a)(iii) of this Amendment.

(j)    The Borrower shall have paid all reasonable and documented fees and expenses of Agent’s counsel, Fulbright & Jaworski L.L.P., which are then due and owing and for which an invoice shall have been received.
6.    Miscellaneous.
(a)    Reference to Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” or words of like or similar import shall mean and be a reference to the Credit Agreement, as modified and amended by this Amendment. Each reference to the Credit Agreement in any other Financing Document shall mean and be a reference to the Credit Agreement, as modified and amended by this Amendment.
(b)    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
(c)    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower and its respective successors and assigns, and upon the Agent and the Lenders and their respective successors and assigns.
(d)    Continuing Effect. Except as expressly amended hereby, the Credit Agreement, as amended by this Amendment, shall continue to be and shall remain in full force and effect in accordance with its terms. This Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower or any other Loan Party that would require an amendment, waiver or consent of the Agent or the Lenders except as expressly stated herein. This Amendment constitutes a Financing Document.
(e)    GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS AND DECISIONS OF THE STATE OF COLORADO WITHOUT REGARD TO THE APPLICATION OF CONFLICT OF LAWS PRINCIPLES.
(f)    Counterparts. This Amendment may be signed in counterparts (by facsimile transmission or otherwise) but all of such counterparts together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.
(g)    Incorporation into Credit Agreement. This Amendment shall be incorporated into the Credit Agreement by this reference.
7.    NO ORAL AGREEMENTS. THIS AMENDMENT AND THE OTHER FINANCING DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL

AGREEMENTS AMONG THE PARTIES.
8.    General Waiver and Release. IN ADDITION, TO INDUCE THE LENDERS AND THE AGENT TO AGREE TO THE TERMS OF THIS AMENDMENT, EACH LOAN PARTY (BY ITS EXECUTION BELOW) REPRESENTS AND WARRANTS THAT AS OF THE DATE OF ITS EXECUTION OF THIS AMENDMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE CREDIT AGREEMENT, THIS AMENDMENT OR THE OTHER FINANCING DOCUMENTS. NOTWITHSTANDING THE FOREGOING, IN THE EVENT THERE EXIST ANY SUCH CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS, THE BORROWER (BY ITS EXECUTION BELOW) HEREBY:
(A)    FOREVER GENERALLY WAIVES ANY AND ALL CLAIMS, OFFSETS, DEFENSES AND/OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING ON OR PRIOR TO THE DATE OF ITS EXECUTION OF THIS AMENDMENT; AND
(B)    FOREVER RELEASES, ACQUITS AND DISCHARGES THE LENDERS, THE AGENT AND THEIR RELATED PARTIES FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH SUCH LOAN PARTY EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING ON OR PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE CREDIT AGREEMENT, THIS AMENDMENT AND THE OTHER FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND HEREIN.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.
BORROWER:
NATIONAL BEEF PACKING COMPANY, LLC
By: /s/ Jay D. Nielsen____________
Name: Jay D. Nielsen
Title: Chief Accounting Officer

SUBSIDIARY LOAN PARTIES:
NATIONAL BEEF CALIFORNIA, LP
By: NATIONAL CARRIERS, INC.,
its General Partner

By: /s/ Jay D. Nielsen________________
Name: Jay D. Nielsen
Title: Chief Financial Officer

NATIONAL CARRIERS, INC.

By: /s/ Jay D. Nielsen________________
Name: Jay D. Nielsen
Title: Chief Financial Officer

AGENT:
COBANK, ACB, as Agent

By: /s/ James H. Matzat
Name: James H. Matzat
Title: Vice President

LENDER:
COBANK, ACB, as Lender and Swing Line Lender

By: /s/ James H. Matzat
Name: James H. Matzat
Title: Vice President

LENDER:
BANK OF AMERICA, N.A.

By: /s/ Charles W. Hunter
Name: Charles W. Hunter
Title: S.V.P

LENDER:
COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK, B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH

By: /s/ Robert K. Hughes
Name: Robert K. Hughes
Title: Executive Director

By: /s/ Izumi Fukushima
Name: Izumi Fukushima
Title: Executive Director

LENDER:
U.S. BANK NATIONAL ASSOCIATION

By: /s/ James D. Pegues
Name: James D. Pegues
Title: Vice President

LENDER:
WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ John R. Carley__________
Name: John R. Carley
Title: Vice President

LENDER:
UMB BANK, N.A.

By: /s/ Billy Weiland___________
Name: Billy Weiland
Title: Vice President

LENDER:
AMERICAN AGCREDIT, PCA

By: /s/ Gary Van Schuyver
Name: Gary Van Schuyver
Title: Senior Vice President

CONSENT AND ACKNOWLEDGMENT OF SUBSIDIARY LOAN PARTIES

November __, 2011

The undersigned Subsidiary Loan Parties (a) acknowledge and consent to the execution of the foregoing Third Amendment to Amended and Restated Credit Agreement and Limited Consent (the “Amendment”), (b) confirm that the Guaranty Agreement previously executed by the undersigned Subsidiary Loan Parties, as well as any other Financing Documents, if any, previously executed by the undersigned Subsidiary Loan Parties, apply and shall continue to apply to all Guaranteed Obligations (as defined in the Guaranty Agreement), notwithstanding the execution and delivery of the foregoing Amendment by the Borrower, the Agent and the Required Lenders, and (c) acknowledge that without this consent and confirmation, the Lenders and the Agent would not agree to the modifications of the Credit Agreement which are evidenced by the foregoing Amendment.

[SIGNATURE PAGE FOLLOWS]

SUBSIDIARY LOAN PARTIES:
NATIONAL BEEF CALIFORNIA, LP
By: NATIONAL CARRIERS, INC.,
its General Partner

By: /s/ Jay D. Nielsen____________
Name: Jay D. Nielsen
Title: Chief Financial Officer

NATIONAL CARRIERS, INC.

By: /s/ Jay D. Nielsen____________
Name: Jay D. Nielsen
Title: Chief Financial Officer

Exhibit 9A
Form of Compliance Certificate
(period from _________, 20__ to    , 20__)
Pursuant to Section 9.1 of the Amended and Restated Credit Agreement dated as of June 4, 2010 (as the same may be amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) by and among National Beef Packing Company, LLC (the “Borrower”), certain of its subsidiaries, CoBank, ACB, as agent (the “Agent”), and the Persons from time to time party thereto, the undersigned certifies to the Agent and the Lenders as follows:

1.
The Borrower’s combined and consolidated financial statements, attached hereto, for the period indicated above (the “Financial Statements”), have been prepared in accordance with the requirements of Section 9.1 of the Credit Agreement and have been delivered on or before the date they are due.

2.
The representations and warranties contained in Article VII of the Credit Agreement, as updated by disclosures in writing to the Agent as permitted therein, are true and correct as of the date hereof as though made on this date.

3.	The Borrower is in compliance with all of the affirmative and negative covenants set forth in Articles IX and X of the Credit Agreement as of the date hereof.
4.    Specifically, as of the date of the Financial Statements:

a.	The Borrower shall have a Funded Debt to EBITDA Ratio of not more than 3.25 to 1.00 as at the end of each fiscal quarter.
Borrower’s Funded Debt to EBITDA Ratio for the four consecutive fiscal quarters ending on the date of the Financial Statements was    to 1.00.
In Compliance: Yes ___ No ___

b.	[The Borrower and its consolidated Subsidiaries shall have Adjusted Net Worth of not less $275,000,000 as at the end of each Fiscal Year.
The Adjusted Net Worth of the Borrower and its consolidated Subsidiaries as the date of the Financial Statements was $___________________.
In Compliance: Yes ___ No ___]

c.	The Borrower shall have a Fixed Charge Coverage Ratio of at least 1.05 to 1.00 as at the end of each fiscal quarter.
Borrower’s Fixed Charge Coverage Ratio for the eight consecutive fiscal quarters ending on the date of the Financial Statements was    to 1.00.
In Compliance: Yes ___ No ___

d.
The rate at which interest accrues in respect of the Line of Credit Loans, Swing Line Loans, Term Loans, LC Fees and Non-Use Fees, as the case may be, is determined in accordance with a Financial Performance Level (as described in the Credit Agreement), which, in turn, is determined by the Borrower’s Funded Debt to EBITDA Ratio, as set forth below:

Financial Performance Level:	Funded Debt to EBITDA Ratio:	Base Rate Advance Line of Credit Loans, Swing Line Loans and Term Loans:	LIBOR Rate Line of Credit Loans and Term Loans:	LC Fee:	Non-Use Fee:
Level I	Less than or equal to 1.50: 1.00	0.75%	1.75%	1.75%	0.25%
Level II	Greater than 1.50:1.00 and less than 2.50:1.00	1.00%	2.00%	2.00%	0.38%
Level III	Greater than or equal to 2.50:1.00	1.50%	2.50%	2.50%	0.50%

As of the date of the Financial Statements, Borrower’s Funded Debt to EBITDA Ratio was     and the Financial Performance Level was _____.

e	The Suppressed Availability Amount for the fiscal quarter ending on the date of the Financial Statements was $________.
5. All adjustments and calculations related to the amounts set forth in each of 4.a. through 4.e above are attached hereto.

Dated: _________, 20__
National Beef Packing Company, LLC

By:______________________________
Its:______________________________

Schedule 4.a.. Funded Debt to EBITDA Ratio

1. Funded Debt
a. Outstanding Principal Amount of Interest-    $______
Bearing Indebtedness (including Capital Leases)
b. Undrawn Amount of Outstanding Letters of    $______
Credit (including the LCs)
=======
c. Subtotal (Lines a and b)    $______

Minus:
d. LCs or Indemnity Obligations Issued to    $______
Support other Indebtedness
e. the Borrower’s membership interests subject to     $______
Redemption Rights
f. Obligations under Deferred Compensation Plans     $______
=======
g. Subtotal (Lines d through f)    $______

h. Funded Debt (Line c – Line g)    $______

2. EBITDA
a. Net Income    $______

Plus:
b. Income Taxes    $______
c. Interest Expense    $______
d. Depreciation Expense    $______
e. Amortization Expense    $______
f. Other Non-Cash Expenses or Charges    $______
=======
g. Subtotal (Lines b through f)    $______

Minus:
h. Non-Operating Gains    $______
i. Non-Operating Losses    $______
=======
j. Subtotal (Lines h and i)    $______
=======
k. EBITDA (Line a + Line g - Line j)    $______

Funded Debt to EBITDA Ratio (Line 1h over Line 2k)     _____ to 1.00

Schedule 4.b. Adjusted Net Worth

a. Book Value of all Assets    $______
b. Total Liabilities    $______
=======
c. Net Worth (Line a - Line b)    $______

d. Negative Impact Occurring as a Result of     $______
Making Equity Distributions in accordance
with the $150 Million Basket

Adjusted Net Worth (Line c - Line d)    $______

Schedule 4.c. Fixed Charge Coverage Ratio

1. EBITDA
a. Net Income    $______

Plus:
b. Income Taxes    $______
c. Interest Expense    $______
d. Depreciation Expense    $______
e. Amortization Expense    $______
f. Other Non-Cash Expenses or Charges    $______
=======
g. Subtotal (Lines b through f)    $______

Minus:
h. Non-Operating Gains    $______
i. Non-Operating Losses    $______
=======
j. Subtotal (Lines g and h)    $______
=======
k. EBITDA (Line a + Line g - Line j)    $______
Minus:
l. Net Capital Expenditures     $______
m. Numerator (Line k – Line l)    $______

2. Fixed Charges
a. Scheduled Payments of Principal and Interest
on Funded Debt     $______
b. Cash Income Taxes Incurred and Paid    $______
c. Equity Distributions (other than the KleinCos Equity Distribution,
Equity Distributions under the $150 Million Basket, and up to
$8 Million in Equity Distributions made in May 2010)    $______
=======
d. Fixed Charges (Lines a + b +c)    $______
3. Suppressed Availability

a. Borrowing Base as of the last day of the fiscal quarter ended __________, 20__	$______

b. Line of Credit Commitments as of the last day of the fiscal quarter ended __________, 20__	$______
c. Result of Line a – Line b    $______
d. Greater of $0 and Line c    $______

e. Suppressed Availability Amount (Lesser of Line 3d and $30,0000,000)    $_______

Fixed Charge Coverage Ratio ((Sum of Line 1m + Line 3e) over Line 2d)     _____ to 1.00